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                                                                    Exhibit 99.1

                     ADVANCED COMPRESSION TECHNOLOGY, INC.
                            1987 STOCK OPTION PLAN

I.   Purposes of the Plan

     (a) This Stock Option Plan (the "Plan") is intended to promote the interests of Advanced Compression Technology, Inc. (the "Company") by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors (or any parent corporations) and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

     (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:


          (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.  Administration of the Plan

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board, however, may at any time appoint a committee ("Committee") of three (3) or more members of the Board and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to grant options under the Plan and administer the option surrender and option acceleration provisions of the Plan. Members of Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     (b) The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the
Plan) shall have full power and authority (subject to the provisions of the
Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

III.  Eligibility for Option Grants

     (a) The persons eligible to receive option grants under the Plan are as follows:
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               (i)   key employees (including officers and directors) of the
Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

               (ii) the non-employee members of the Board or the non-employee members of the Board of Directors of any parent corporation; and

               (iii) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

     (b) The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422A of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

IV.  Stock Subject to the Plan

     (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 4,753,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with Section IV(c) of the Plan.

     (b) Should an option be terminated for any reason without being exercised or surrendered in whole or in part (including options cancelled in accordance with the cancellation-regrant provisions of Section VIII of the Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section IX of the Plan and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan.

     (c) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the aggregate number of shares issuable under the Plan and (ii) the number of shares and price per share of the Common Stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

V.   Terms and Conditions of Options

     Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Company or its subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, comply with the applicable provisions of Section VI.

     1)   Option Price

          A) The option price per share shall be fixed by the Plan Administrator, but, subject to the provisions of Section V.1.B below, in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.
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          B)   If any individual to whom an option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be hereto referred to as a 10% Shareholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value of one share of Common Stock on the date of grant.

          C) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

               i)   full payment in cash or cash equivalents; or

               ii) full payment in shares of Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

               iii) a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price.

     For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company, together with payment of the option price for the purchased shares.

          D) The fair market value of a share of Common Stock on any relevant date under subparagraph A, B or C above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

               i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

               ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

     2) Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.
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     3)   Effect of Termination of Employment.

          A) Should an optionee cease to be an Employee of the Company for any reason (including death or permanent disability as defined in Section 105(d)(4) of the Internal Revenue Code) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall in no event remain exercisable for more than a twelve (12) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Employee status, and under no circumstances shall such options be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Employee status. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          B) Any option granted to an optionee under the Plan and exercisable in whole or in part on the date of the optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

          C) If (i) the optionee's status as an Employee is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any authorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Employee status or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

          D) Notwithstanding subparagraphs A and B above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee ceases Employee status, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following the cessation of Employee status as provided in Section V.3 above, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of Employee status but also with respect to one or more subsequent installments of purchasable share for which the option would otherwise have become exercisable had such cessation of Employee status not occurred.

          E) For purposes of the foregoing provisions of this Section V.3 (and all other provisions of the Plan), the optionee shall be deemed to be an Employee of the Company for so long as the optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations.

          F) If the option is to be granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to subparagraphs V.3 A, B and C above, and may include provisions comparable to subparagraphs V.3.D above, with respect to the optionee's termination of service with the Company or its parent or subsidiary corporations.

     4) Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price.

     5) Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:
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     (a)  The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options granted under the Plan that the Company (or its assignees) shall have the right, exercisable upon the optionee's cessation of Employee status, to repurchase at the option price all or (at the discretion of the Company and with the consent of the Optionee) any portion of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including provision for the expiration of such right in one or more installments over the optionee's period of Employee status) as the Plan Administrator may specify in the instrument evidencing such right.

     (b) The Plan Administrator may assign the Company's repurchase rights under subparagraph (a) above to any person or entity selected by the Plan Administrator, including one or more stockholders of the Company other than a 10% Shareholder as defined in Section V.1.B above; provided, however, that such limitation shall not apply if such 10% Shareholder is the parent corporation of the Company. If the selected assignee is other than a parent corporation of the Company, then the assignee must make a cash payment to the Company, upon the assignment of the repurchase rights, in an amount equal to the excess (if any) of the fair market value of the unvested shares at the time subject to the repurchase rights and the aggregate repurchase price payable for such unvested shares thereunder.

     (c) The Plan Administrator shall also have full power and authority to accelerate the termination of the Company's outstanding repurchase rights, and thereby vest the optionees in one or more purchased shares, upon the occurrence of any Corporate Transaction under Section VII.

     (d) The Plan Administrator may also in its discretion establish a term and condition of one or more options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock issued upon the exercise of such options. Any such right of first refusal shall be exercisable by the Company (or its assignees) in accordance with the terms and conditions set forth in the instrument evidencing such right.

VI.  Incentive Options

     The terms and conditions specified below shall be applicable to all incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

     (a) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

     (b) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000) or such greater amount as may be permitted under subsequent amendments to section 422A of the Internal Revenue Code.

     (c) Maximum Term. If the individual to whom the Incentive Option is granted is a 10% Shareholder (as defined in Section V.1.B above) on the date of the option grant, then the option shall not have a term in excess of five (5) years from such grant date.

     Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.
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VII. Corporate Transactions

      (a) In the event of any of the following transactions (a "Corporate Transaction"):

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or

          (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the Plan Administrator shall use its best efforts to have each option outstanding under the Plan at the time of the consummation of the Corporate Transaction assumed by the successor corporation or its parent company. To the extent any such option is not so assumed, then the Plan Administrator shall have full power and authority to accelerate the exercisability of such option if not then otherwise fully exercisable so that the option shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares; provided, however, that the acceleration of any Incentive Options outstanding at the time shall be subject to the limitations of Section VI(b).* Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

      (b) If the Company is the surviving entity in any merger or other business combination, then each option which remains outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such option shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such merger or business combination.

      (c) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII. Cancellation and New Grant of Options

      The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of fair market value (one hundred percent (100%) of fair market value in the case of an Incentive Option or, in the case of a 10% Shareholder, not less than one hundred and ten percent (110%) of fair market value) on the new grant date.

_________________
* The Plan Administrator shall have full authority, exercisable in connection with any Corporate Transaction, to convert any or all outstanding Incentive Options into non-statutory options covering the some number of option shares and exercisable at the same option price per share in effect immediately prior to conversion. To the extent the Incentive Options are so converted, they may thereafter be accelerated without being subject to the dollar limitation of
Section VI(b).
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IX.  Surrender of Options for Cash or Stock

     (a) Provided and only if the Plan Administrator determines in its discretion to implement stock appreciation right provisions of this Section IX, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company equal in amount to the difference between (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof and (ii) the aggregate option price payable for such vested shares.

     (b) No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section IX may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     (c) If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Shareholder) after the date of the option grant.

     (d) Notwithstanding the foregoing provisions of this Section IX, should twenty five percent (25%) or more of the Company's outstanding voting stock be acquired, at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), pursuant to a tender or exchange offer (i) which is made by a person or group of related persons other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (ii) which the Board does not recommend the Company's shareholders to accept, then each officer or director who is at the time subject to the short-swing profit restrictions of the Federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days) to surrender any or all options held by such individual under this Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange therefor an appreciation distribution calculated in accordance with Section IX(a). The approval of the Board shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

     (e) The following special provisions shall be applicable to any Incentive Option which is surrendered pursuant to the provisions of this Section IX:

          (i) The Incentive Option may be surrendered only to the extent it is at the time eligible for exercise in compliance with the dollar limitation provisions of Section VI(b).

          (ii) The right to surrender the Incentive Option may only be transferred or assigned in connection with a transfer or assignment of the Incentive Option in compliance with the limitations of Section V.2.

          (iii) The Incentive Option may only be surrendered when there is a positive spread between the fair market value of the shares subject to the surrendered option and the aggregate option price payable for such shares.

          (iv) The Incentive Option may not be surrendered at any time after the expiration or sooner termination of the option term.

X.   Loans or Guarantee of Loans

     The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options granted to such optionee under the Plan by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

XI.   Special Powers

      In addition to all the power and authority provided the Board pursuant to the foregoing provisions of the Plan, the Board shall have the following special powers, exercisable from time to time in its sole discretion:

      1) to convert, in connection with a Corporate Transaction under Section VII, any or all Incentive Options at the time outstanding into non-statutory options (i) covering the same option price payable per share, and thereafter to accelerate such converted options without contravention of the limitations on exercisability specified under Section VI(b) of the Plan; and

      2) to extend, either at the time the option is granted or at the time during which the option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's termination of Employee status from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

XII.  Amendment of the Plan

      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV(c), (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

XIII. Effective Date and Term of Plan

      (a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the stockholders of the Company. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before fixed herein for termination of the Plan.

      (b) Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

     (c) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the stockholders of the Company and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XIV.  Use of Proceeds

      Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XV.   Regulatory Approvals

      The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.